EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-62844) on Form S-8 of Elecsys Corporation of our report dated June 16, 2006 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-KSB of Elecsys Corporation for the year ended April 30, 2006.

/s/ McGladrey & Pullen LLP

Kansas City, Missouri

July 24, 2006